PRDO ANNOUNCES 1Q24 RESULTS …PG 1

Exhibit 99.1

PERDOCEO EDUCATION CORPORATION ANNOUNCES FIRST QUARTER 2024 RESULTS

Schaumburg, Ill. (May 1, 2024) – Perdoceo Education Corporation (NASDAQ: PRDO) today reported operating and financial results for the quarter ended March 31, 2024.

First Quarter 2024 Results as Compared to Prior Year Quarter

•
Operating income increased 6.8% to $46.3 million, while adjusted operating income decreased 6.8% to $49.5 million.*
•
Earnings per diluted share was $0.59 as compared to $0.50, while adjusted earnings per diluted share was $0.60 as compared to $0.58.*
•
Revenue decreased 14.0% to $168.3 million while total student enrollments at March 31, 2024 increased by 9.0%.
•
Ended the quarter with $642.4 million in cash, cash equivalents, restricted cash and available-for-sale-short-term investments.

*See GAAP (U.S. generally accepted accounting principles) to non-GAAP reconciliation attached to this press release

"First quarter results were better than expected, as both academic institutions continue to experience positive trends within student retention and engagement,” said Todd Nelson, President and Chief Executive Officer. “These results and trends give us confidence that we are making effective investments in student resources and technology, and we remain focused on prioritizing student experiences and academic outcomes across our academic institutions."

PRDO ANNOUNCES 1Q24 RESULTS …PG 2

REVENUE

•
For the quarter ended March 31, 2024, revenue of $168.3 million decreased 14.0% compared to revenue of $195.6 million for the prior year quarter.

	For the Quarter Ended March 31,
Revenue ($ in thousands)	2024	2023	% Change
CTU	$113,569	$124,492	-8.8%
AIUS	54,505	70,840	-23.1%
Corporate and Other	190	266	NM
Total	$168,264	$195,598	-14.0%

TOTAL STUDENT ENROLLMENTS

•
As of March 31, 2024, total student enrollments were 41,300, an increase of 9.0% as compared to 37,900 total student enrollments as of March 31, 2023.

	As of March 31,
Total Student Enrollments(1)	2024	2023	% Change
CTU	30,200	23,500	28.5%
AIUS	11,100	14,400	-22.9%
Total	41,300	37,900	9.0%

(1)
Total student enrollments do not include learners participating in: a) non-degree seeking and professional development programs, and b) degree seeking, non-Title IV, self-paced programs at our universities.

PRDO ANNOUNCES 1Q24 RESULTS …PG 3

OPERATING INCOME

•
For the quarter ended March 31, 2024, operating income increased by 6.8% to $46.3 million as compared to the prior year quarter.

	For the Quarter Ended March 31,
Operating Income ($ in thousands)	2024	2023	% Change
CTU	$42,156	$43,690	-3.5%
AIUS	9,286	12,003	-22.6%
Corporate and Other	(5,164)	(12,357)	58.2%
Total	$46,278	$43,336	6.8%

ADJUSTED OPERATING INCOME

The Company believes it is useful to present non-GAAP financial measures, which exclude certain significant and non-cash items, as a means to understand the performance of its operations. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

•
For the quarter ended March 31, 2024, adjusted operating income of $49.5 million decreased 6.8% as compared to adjusted operating income of $53.1 million for the prior year quarter.

	For the Quarter Ended March 31,
Adjusted Operating Income ($ in thousands)	2024	2023
Operating income	$46,278	$43,336
Depreciation and amortization	3,016	5,155
Legal fee expense related to certain matters (1)	230	4,619
Adjusted Operating Income	$49,524	$53,110

Increase (Decrease)	-6.8%

(1)
Legal fee expense associated with (i) responses to the Department of Education (the “Department”) relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.

PRDO ANNOUNCES 1Q24 RESULTS …PG 4

NET INCOME AND EARNINGS PER DILUTED SHARE

For the quarter ended March 31, 2024, the Company recorded:

•
Net income of $39.4 million compared to $34.5 million for the prior year quarter.
•
Earnings per diluted share of $0.59 compared to $0.50 for the prior year quarter.
•
Adjusted earnings per diluted share of $0.60 compared to $0.58 for the prior year quarter. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

	For the Quarter Ended March 31,
	2024	2023

Reported Earnings Per Diluted Share	$0.59	$0.50

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets	0.02	0.04
Legal fee expense related to certain matters (1)	-	0.07
Tax effect of adjustments (2)	(0.01)	(0.03)
Adjusted Earnings Per Diluted Share	$0.60	$0.58

(1)
Legal fee expense associated with (i) responses to the Department relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.

(2)
The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate is intended to reflect federal and state taxable jurisdictions as well as the nature of the adjustments.

DIVIDEND PAYMENT

In line with the Company's dividend policy, the board of directors declared a quarterly dividend of $0.11 per share, which will be paid on June 15, 2024 for holders of record of common stock as of June 1, 2024. Any decision to pay future cash dividends, however, will be made by the board of directors and depend on the Company’s available retained earnings, financial condition and other relevant factors. The Company expects quarterly dividend payments to be an integral and growing part of its balanced capital allocation strategy that also prioritizes investments in student support and technology projects, while also evaluating acquisitions and share repurchases.

BALANCE SHEET AND CASH FLOW

•
For the quarter ended March 31, 2024, net cash provided by operating activities was $54.5 million, compared to net cash provided by operating activities of $4.6 million for the prior year quarter.
•
As of March 31, 2024 and December 31, 2023, cash, cash equivalents, restricted cash and available-for-sale short-term investments totaled $642.4 million and $604.2 million, respectively.

	For the Quarter Ended March 31,
Selected Cash Flow Items ($ in thousands)	2024	2023	% Change
Net cash provided by operating activities	$54,492	$4,572	NM
Capital expenditures	$1,198	$1,925	-37.8%

PRDO ANNOUNCES 1Q24 RESULTS …PG 5

OUTLOOK

The Company is updating its full year outlook and providing its second quarter outlook, subject to the key assumptions identified below. Please see the GAAP to non-GAAP reconciliation for adjusted operating income and adjusted earnings per diluted share attached to this press release for further details.

	Total Company Outlook
	For Quarter Ending June 30,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2024	2023	2024	2023
Operating Income	$43.7M - $45.7M	$48.1M	$159.3M - $174.3M	$150.4M
Depreciation and amortization	$3.1M	$4.4M	$12.3M	$16.9M
Legal fee expense related to certain matters (1)	$1.2M	$2.7M	$3.4M	$7.6M
Adjusted Operating Income	$48.0M - $50.0M	$55.2M	$175.0M - $190.0M	$174.9M

Earnings Per Diluted Share	$0.55 - $0.57	$0.80	$2.02 - $2.18	$2.18
Amortization of acquired intangible assets	$0.02	$0.03	$0.07	$0.11
Legal fee expense related to certain matters (1)	$0.02	$0.04	$0.05	$0.11
Gain on sale of intangible asset	-	($0.32)	-	($0.32)
Tax effect of adjustments	($0.02)	$0.06	($0.03)	$0.02
Adjusted Earnings Per Diluted Share	$0.57 - $0.59	$0.61	$2.11 - $2.27	$2.10

(1)
Legal fee expense associated with (i) responses to the Department relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.

Operating income, which is the most directly comparable GAAP measure to adjusted operating income, and earnings per diluted share, which is the most directly comparable GAAP measure to adjusted earnings per diluted share, may not follow the same trends stated in the outlook above because of adjustments made for certain significant and non-cash items. The operating income, adjusted operating income, earnings per share and adjusted earnings per share outlook provided above for 2024 are based on the following key assumptions and factors, among others: (i) prospective student interest in the Company’s programs and trends in student retention and engagement remain consistent with management’s estimates, (ii) no significant additional impact of new or proposed regulations, including recent Department negotiated rulemaking initiatives, or other adverse changes in the legal or regulatory environment, which may require further operational changes in the way the Company’s academic institutions enroll, support and educate current and prospective students, among other impacts, (iii) no significant operating impacts from the settlements with the U.S. Federal Trade Commission and state attorneys general or other legal or regulatory matters, (iv) the impact from student loan initiatives implemented by the current administration remains consistent with management's estimates, (v) earnings per diluted share outlook assumes an effective income tax rate of approximately 27% for the second quarter and approximately 26% for the full year, and (vi) excludes any future impact from the Company’s stock repurchase program. Although these estimates and assumptions are based upon management’s good faith beliefs regarding current and future circumstances and actions that may be undertaken, actual results could differ materially from these estimates. In addition, decisions the Company makes in the future as it continues to evaluate diverse strategies to enhance stockholder value may impact the outlook provided above.

PRDO ANNOUNCES 1Q24 RESULTS …PG 6

CONFERENCE CALL INFORMATION

Perdoceo Education Corporation will host a conference call on Wednesday, May 1, 2024 at 5:30 p.m. Eastern time to discuss first quarter 2024 results and 2024 outlook. Interested parties can access the live webcast of the conference call at www.perdoceoed.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 1-800-715-9871 (domestic) or 1-646-307-1963 (international). Both dial-in numbers will use the access code 7780778. Viewers can also access the conference call by following this link https://events.q4inc.com/attendee/251610351. Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.perdoceoed.com in the Investor Relations section of the website.

ABOUT PERDOCEO EDUCATION CORPORATION

Perdoceo’s accredited academic institutions offer a quality postsecondary education primarily online to a diverse student population, along with campus-based and blended learning programs. The Company’s academic institutions – Colorado Technical University (“CTU”) and the American InterContinental University System (“AIUS” or “AIU System”) – provide degree programs from the associate through doctoral level as well as non-degree seeking and professional development programs. Perdoceo’s academic institutions offer students industry-relevant and career-focused academic programs that are designed to meet the educational needs of today’s busy adults. CTU and AIUS continue to show innovation in higher education, advancing personalized learning technologies like their intellipath® learning platform and using data analytics and technology to serve and educate students while enhancing overall learning and academic experiences. Perdoceo is committed to providing quality education that closes the gap between learners who seek to advance their careers and employers needing a qualified workforce. For more information, please visit www.perdoceoed.com.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “believe,” “will,” “expect,” “continue,” “outlook,” “remain,” “focused on,” “should” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: declines in enrollment or interest in our programs or our ability to market to and contact prospective students; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the terms of any potential changes to or conditions imposed on our continued participation in the Title IV programs under new program participation agreements, the new 90-10, financial responsibility and administrative capability standards prescribed by the U.S. Department of Education), as well as applicable accreditation standards and state regulatory requirements; the impact of various versions of “borrower defense to repayment” regulations; the final outcome of various legal challenges to the Department's loan discharge and forgiveness efforts; rulemaking or changing interpretations of existing regulations, guidance or historical practices by the U.S. Department of Education or any state or accreditor and increased focus by Congress and governmental agencies on, or increased negative publicity about, for-profit education institutions; the success of our initiatives to improve student experiences, retention and academic outcomes; our continued ability to participate in educational assistance programs for key employers, veterans or other military personnel; our ability to pay dividends on our common stock and execute our stock repurchase program; increased competition; the impact of management changes; and changes in the overall U.S. economy. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and its subsequent filings with the Securities and Exchange Commission.

###

PRDO ANNOUNCES 1Q24 RESULTS …PG 7

CONTACT

Investors:

Alpha IR Group

Sam Gibbons

(312) 445-2870

PRDO@alpha-ir.com

Or

Media:

Perdoceo Education Corporation

(847) 585-2600

media@perdoceoed.com

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	December 31,
	2024	2023
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents, unrestricted	$125,807	$118,009
Restricted cash	1,024	1,012
Short-term investments	515,602	485,135
Total cash and cash equivalents, restricted cash and short-term investments	642,433	604,156

Student receivables, net	41,942	29,398
Receivables, other	5,289	4,539
Prepaid expenses	11,912	11,712
Inventories	4,251	5,004
Other current assets	196	155
Total current assets	706,023	654,964

NON-CURRENT ASSETS:
Property and equipment, net	20,938	21,371
Right of use asset, net	13,963	19,096
Goodwill	241,162	241,162
Intangible assets, net	35,110	36,219
Student receivables, net	4,860	3,859
Deferred income tax assets, net	23,063	23,804
Other assets	6,846	6,841
TOTAL ASSETS	$1,051,965	$1,007,316

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Lease liability - operating	$5,989	$5,701
Accounts payable	11,830	10,766
Accrued expenses:
Payroll and related benefits	18,726	32,684
Advertising and marketing costs	6,810	7,196
Income taxes	16,543	3,974
Other	21,112	13,503
Deferred revenue	61,498	37,215
Total current liabilities	142,508	111,039

NON-CURRENT LIABILITIES:
Lease liability - operating	16,701	21,346
Other liabilities	26,650	33,510
Total non-current liabilities	43,351	54,856

STOCKHOLDERS' EQUITY:
Preferred stock	-	-
Common stock	909	903
Additional paid-in capital	698,619	694,798
Accumulated other comprehensive loss	(1,620)	(666)
Retained earnings	512,622	480,606
Treasury stock	(344,424)	(334,220)
Total stockholders' equity	866,106	841,421
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,051,965	$1,007,316

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts and percentages)

	For the Quarter Ended March 31,
	2024	% of Total Revenue	2023	% of Total Revenue
REVENUE:
Tuition and fees, net	$166,998	99.2%	$193,319	98.8%
Other	1,266	0.8%	2,279	1.2%
Total revenue	168,264		195,598
OPERATING EXPENSES:
Educational services and facilities	29,858	17.7%	33,851	17.3%
General and administrative	87,482	52.0%	112,686	57.6%
Depreciation and amortization	3,016	1.8%	5,155	2.6%
Asset impairment	1,630	1.0%	570	0.3%
Total operating expenses	121,986	72.5%	152,262	77.8%
Operating income	46,278	27.5%	43,336	22.2%
OTHER INCOME:
Interest income	6,793	4.0%	3,818	2.0%
Interest expense	(335)	-0.2%	(95)	0.0%
Miscellaneous income (expense)	115	0.1%	(6)	0.0%
Total other income	6,573	3.9%	3,717	1.9%
PRETAX INCOME	52,851	31.4%	47,053	24.1%
Provision for income taxes	13,409	8.0%	12,569	6.4%

NET INCOME	39,442	23.4%	34,484	17.6%

NET INCOME PER SHARE - BASIC:	$0.60		$0.51

NET INCOME PER SHARE -DILUTED:	$0.59		$0.50

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	65,555		67,235
Diluted	66,841		68,514

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
	For the Quarter Ended March 31,
(In Thousands)	2024		2023
NET INCOME	$39,442		$34,484
OTHER COMPREHENSIVE (LOSS) INCOME, net of tax:
Foreign currency translation adjustments	(31)		26
Unrealized (loss) gain on investments	(923)		1,300
Total other comprehensive (loss) income	(954)		1,326
COMPREHENSIVE INCOME	$38,488		$35,810

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Quarter Ended March 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$39,442	$34,484
Adjustments to reconcile net income to net cash provided by operating activities:
Asset impairment	1,630	570
Depreciation and amortization expense	3,016	5,155
Bad debt expense	6,556	10,757
Compensation expense related to share-based awards	2,307	2,294
Deferred income taxes	741	304
Changes in operating assets and liabilities	800	(48,992)
Net cash provided by operating activities	54,492	4,572

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(104,558)	(83,777)
Sales of available-for-sale investments	74,955	64,344
Purchases of property and equipment	(1,198)	(1,925)
Net cash used in investing activities	(30,801)	(21,358)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	1,520	247
Purchase of treasury stock	(6,769)	(815)
Payments of employee tax associated with stock compensation	(3,435)	(2,209)
Payments of cash dividends	(7,197)	-
Net cash used in financing activities	(15,881)	(2,777)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	7,810	(19,563)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of the period	119,021	118,884
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of the period	$126,831	$99,321

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Quarter Ended March 31,
	2024	2023
REVENUE:
CTU	$113,569	$124,492
AIUS	54,505	70,840
Corporate and Other	190	266
Total	$168,264	$195,598

OPERATING INCOME (LOSS):
CTU	$42,156	$43,690
AIUS	9,286	12,003
Corporate and Other	(5,164)	(12,357)
Total	$46,278	$43,336

OPERATING MARGIN (LOSS):
CTU	37.1%	35.1%
AIUS	17.0%	16.9%
Corporate and Other	NM	NM
Total	27.5%	22.2%

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

(In thousands, unless otherwise noted)

	For the Quarter Ended March 31,
	ACTUAL
Adjusted Operating Income	2024	2023
Operating income	$46,278	$43,336
Depreciation and amortization	3,016	5,155
Legal fee expense related to certain matters (2)	230	4,619
Adjusted Operating Income	$49,524	$53,110

	For the Quarter Ending June 30,
	OUTLOOK	ACTUAL
	2024	2023
Operating income	$43.7M -$45.7M	$48,094
Depreciation and amortization	3.1M	4,369
Legal fee expense related to certain matters (2)	1.2M	2,709
Adjusted Operating Income	$48.0M - $50.0M	$55,172

	For the Year Ending December 31,
	OUTLOOK	ACTUAL
	2024	2023
Operating income	$159.3M - $174.3M	$150,446
Depreciation and amortization	12.3M	16,887
Legal fee expense related to certain matters (2)	3.4M	7,579
Adjusted Operating Income	$175.0M - $190.0M	$174,912

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

	For the Quarter Ended March 31,
	ACTUAL
	2024	2023
Reported Earnings Per Diluted Share	$0.59	$0.50

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets	0.02	0.04
Legal fee expense related to certain matters (2)	-	0.07
Total pre-tax adjustments	$0.02	$0.11
Tax effect of adjustments (4)	(0.01)	(0.03)
Total adjustments after tax	0.01	0.08
Adjusted Earnings Per Diluted Share	$0.60	$0.58

	For the Quarter Ending June 30,
	OUTLOOK	ACTUAL
	2024	2023
Reported Earnings Per Diluted Share	$0.55 – $0.57	$0.80

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets	0.02	0.03
Legal fee expense related to certain matters (2)	0.02	0.04
Gain on sale of intangible asset (3)	-	(0.32)
Total pre-tax adjustments	$0.04	$(0.25)
Tax effect of adjustments (4)	(0.02)	0.06
Total adjustments after tax	0.02	(0.19)
Adjusted Earnings Per Diluted Share	$0.57 - $0.59	$0.61

	For the Year Ending December 31,
	OUTLOOK	ACTUAL
	2024	2023
Reported Earnings Per Diluted Share	$2.02 - $2.18	$2.18

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets	0.07	0.11
Legal fee expense related to certain matters (2)	0.05	0.11
Gain on sale of intangible asset (3)	-	(0.32)
Total pre-tax adjustments	0.12	$(0.10)
Tax effect of adjustments (4)	(0.03)	0.02
Total adjustments after tax	0.09	(0.08)
Adjusted Earnings Per Diluted Share	$2.11 – $2.27	$2.10

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

(1)
The Company believes it is useful to present non-GAAP financial measures which exclude certain significant and non-cash items as a means to understand the performance of its operations. As a general matter, the Company uses non-GAAP financial measures in conjunction with results presented in accordance with GAAP to help analyze the performance of its operations, assist with preparing the annual operating plan, and measure performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and to provide estimates of future performance.

The Company believes adjusted operating income and adjusted earnings per diluted share allow it to analyze and assess its operations and compare current operating results with the operational performance of other companies in its industry because it does not give effect to potential differences caused by items it does not consider reflective of underlying operating performance, such as amortization for acquired intangible assets, significant legal settlements and legal fee expense related to certain matters. The Company believes the items it is adjusting for are not normal operating expenses necessary to run its business. In evaluating adjusted operating income and adjusted earnings per diluted share, investors should be aware that in the future the Company may incur expenses similar to the adjustments presented above. The presentation of adjusted operating income and adjusted earnings per diluted share should not be construed as an inference that the Company's future results will be unaffected by expenses that are unusual, non-routine or non-recurring. Adjusted operating income and adjusted earnings per diluted share have limitations as an analytical tool, and should not be considered in isolation, or as a substitute for net income, operating income, earnings per diluted share, or any other performance measure derived in accordance and reported under GAAP or as an alternative to cash flow from operating activities or as a measure of liquidity.

Non-GAAP financial measures, when viewed in a reconciliation to corresponding GAAP financial measures, provide an additional way of viewing the Company’s results of operations and the factors and trends affecting the Company’s business. Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding financial results presented in accordance with GAAP.

(2)
Legal fee expense associated with (i) responses to the Department relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.
(3)
Non-cash gain associated with the sale of the LCB tradename in exchange for outstanding shares of Perdoceo's stock.
(4)
The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate is intended to reflect federal and state taxable jurisdictions as well as the nature of the adjustments.